      As filed with the Securities and Exchange Commission on July 18, 2001
                                                 Registration No. 333-__________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                TALX CORPORATION
               (Exact name of issuer as specified in its charter)

                                    Missouri
                                    --------
         (State or other jurisdiction of incorporation or organization)

                                   43-0988805
                                   ----------
                    (Federal Employer Identification Number)

                                1850 Borman Court
                            St. Louis, Missouri 63146
                            -------------------------
                    (Address of principal executive offices)

                                TALX CORPORATION
                  1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                  ---------------------------------------------
                            (Full title of the Plan)

                               William W. Canfield

                             Chairman, President and
                             Chief Executive Officer

                                TALX Corporation

                                1850 Borman Court

                            St. Louis, Missouri 63146
                     (Name and Address of Agent for Service)

                                 (314) 214-7000
          (Telephone number, including area code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                        Amount         Proposed Maximum    Proposed Maximum         Amount of
      Title of Securities                to be          Offering Price    Aggregate Offering      Registration
        to be Registered              Registered           Per Share          Price (1)                Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (2)        495,000             $35.685          $17,664,075              $4,417
================================================================================================================

(1) Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933. The proposed maximum offering price per share represents the average of the high and low prices of the Common Stock on July 16, 2001, as reported by The Nasdaq National Market.

(2) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same stock purchase plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by TALX Corporation (the "Company") with respect to the TALX Corporation 1996 Employee Stock Purchase Plan, as amended (the "Plan") on December 20, 1996, Registration No. 333-18393 and on July 21, 1999, Registration No. 333-83369, are incorporated by reference into this Registration Statement. Notwithstanding the foregoing, the expiration date of the Stock Purchase Plan is December 31, 2006.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         As of July 12, 2001, certain partners and other lawyers of Bryan Cave LLP beneficially owned 265,000 shares of Common Stock of the Company and its subsidiaries.

         ITEM 8. EXHIBITS.

         Reference is made to the Exhibit Index.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on July 18, 2001.

                                      TALX CORPORATION

                                      By:    /s/ William W. Canfield
                                             -----------------------------------
                                             William W. Canfield,
                                             Chairman, President and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William W. Canfield and Craig N. Cohen, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and to execute in his name, place and stead (in any capacity stated below) any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                   TITLE                                 DATE
              ---------                                   -----                                 ----
/s/ William W. Canfield                    Chairman, President, Chief                      July 18, 2001
--------------------------------------     Executive Officer and Director
William W. Canfield                        (Principal Executive Officer)

/s/ Richard F. Ford                        Director                                        July 18, 2001
--------------------------------------
Richard F. Ford

/s/ Craig E. LaBarge                       Director                                        July 18, 2001
--------------------------------------
Craig E. LaBarge

/s/ Eugene M. Toombs                       Director                                        July 18, 2001
Eugene M. Toombs

/s/ M. Steve Yoakum                        Director                                        July 18, 2001
--------------------------------------
M. Steve Yoakum

/s/ Craig N. Cohen                         Vice President - Application Services           July 18, 2001
--------------------------------------     and Software, Chief Financial Officer
Craig N. Cohen                             and Secretary (Principal Financial
                                           Officer)

/s/ L. Keith Graves                        Controller (Principal Accounting                July 18, 2001
--------------------------------------     Officer)
L. Keith Graves



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


                                  EXHIBIT INDEX


Exhibit
Number      Description
------      -----------
4.1         Restated Articles of Incorporation of the Company, as amended
            (incorporated by reference to Exhibit 3.1 to the Company's Annual
            Report on Form 10-K for the year ended March 31, 1997 (No.
            000-21465))

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, as amended (No. 333-10969))

5.1         Opinion of Bryan Cave LLP

23.1        Consent of Bryan Cave LLP (Included in Exhibit 5.1)

23.2        Consent of KPMG LLP




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